Exhibit 10.35

FORM OF DIRECTOR UNIT OPTION AGREEMENT

OF

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

THIS AGREEMENT (the “Agreement”), dated as of February 23, 2011 between MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC, a Delaware limited liability company (the “Company”), and the Optionee set forth on the signature page to this Agreement (the “Optionee”).

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Managers (the “Board”) has agreed to grant to the Optionee, effective on the date hereof (the “Grant Date”), an option under the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan”) to purchase a number of Common Units on the terms and subject to the conditions set forth in this Agreement and the Plan.

WHEREAS, securities in the Company being acquired pursuant to this Agreement by the Optionee shall be subject to the terms of the Management Investor Rights Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan.

The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Management Investor Rights Agreement, as the case may be.

Section 2. Option; Option Price.

Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the option (the “Option”) to purchase Common Units at the price per Common Unit (the “Option Price”) and in the amounts set forth on the signature page hereto. To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan.

Section 3. Term.

The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article V of the Plan) or this Agreement.

Section 4. Vesting.

The Option shall be fully vested and exercisable on the Grant Date.

Section 5. Restriction on Transfer/Management Investor Rights Agreement.

The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company. The Option shall not be subject to execution, attachment or similar process. Common Units acquired pursuant to the exercise of Options hereunder will be subject to the Management Investor Rights Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Management Investor Rights Agreement shall be null and void and without effect.

Section 6. Optionee’s Directorship.

Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue as a member of the Board or interfere in any way with the right of the Company (or the Board or shareholders thereof) to terminate the Optionee’s Board membership.

Section 7. Termination.

The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the tenth anniversary of the Grant Date. Notwithstanding anything to the contrary herein, upon receipt of payment by the Optionee following a Realization Event, pursuant to Section 10.3 of the Plan, the Option shall terminate.

Section 8. Securities Law Representations.

The Optionee hereby represents and warrants to the Company as set forth on Attachment A hereto.

Section 9. Designation of Beneficiary.

The Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death or Disability. The Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 11 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 10. Condition Precedent; Manner of Exercise of Option.

As a condition precedent to the exercise of the Option, the Optionee must execute an Adoption Agreement agreeing to become bound to the terms of the Management Investor Rights Agreement. In addition, the Optionee must satisfy all terms and conditions applicable to the exercise of the Option, including, without limitation, all notice and payment requirements set forth in Article V of the Plan.

Section 11. Notices.

All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to:

Momentive Performance Materials Holdings LLC

180 E. Broad St.

Columbus, OH 43215

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Jordan C. Zaken

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Facsimile: (212) 326-2061

Attention:	John Scott, Esq.
Jeff Walbridge, Esq.

If to the Optionee, to him at the address set forth on the signature page hereto or at his electronic mail address at the Company; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and (e) in the case of email, on the date of delivery.

Section 12. Waiver of Breach.

The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13. Optionee’s Undertaking.

The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 14. Modification of Rights.

The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 15. Governing Law.

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 16. Restrictive Covenants.

The grant, vesting and exercise of Options pursuant to this Agreement shall be subject to the Optionee’s continued compliance with the restrictive covenants in of the Management Investor Rights Agreement.

Section 17. Withholding.

As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.

Section 18. Adjustment.

In the event of any event described in Article X of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article X of the Plan shall apply.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 20. Entire Agreement.

This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. Without limiting the generality of the previous sentence, the Optionee specifically agrees and acknowledges that any right that he may have to require the Company to purchase Common Units acquired through exercise of all or any portion of the Option or otherwise put all or any portion of the Option or Common Units so acquired to the Company is not applicable to the Option.

Section 21. Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 22. Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Unit Option Agreement as of the date first written above.

THE COMPANY:

Momentive Performance Materials Holdings LLC

By:
Name:
Title:

THE OPTIONEE:

See attached signature page

[OPTIONEE]

Name
Last address on the records of the Company:

Number of Common Units
subject to the Option:

Option Price:	$ each

Grant Date:

[Signature Page to Director Unit Option Agreement]

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Unit Option Agreement by Momentive Performance Materials Holdings LLC, I,                                                  , the spouse of the Optionee therein named, do hereby join with my spouse in executing the foregoing Unit Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                     ,

Signature of Spouse

Print Name

ATTACHMENT A

The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal, state and foreign securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

1.	United States:

If the Optionee is a resident of the United States, the following representations and warranties are made by such Optionee:

(a)	The Optionee acknowledges that the Option and the Common Units are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.

(b)	The Optionee is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of the Securities Act.

(c)	The Optionee is acquiring the Option and, if and when he exercises the Option, will acquire the Common Units solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Common Units or Option within the meaning of the Securities Act and/or any applicable state securities laws.

(d)	The Optionee acknowledges that he has not acquired the Option or the Common Units as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.

(e)	The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Common Units purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Option and purchase the Common Units. However, in evaluating the merits and risks of an investment in the Common Units, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

(f)	The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Common Units to an amount in excess of the Option Price, and that any investment in common units of a closely held company such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(g)	The Optionee understands that the Option and the Common Units are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Option and the Common Units have not been and will not be registered under the Securities Act, and that the Option and the Common Units are “restricted securities” as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Optionee acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(h)	The Optionee agrees that he will comply with all applicable laws and regulations in effect in any jurisdiction in which he sells any of the securities or otherwise transfers any interest therein.

(i)	The Optionee has read and understands the restrictions and limitations set forth in the Management Investor Rights Agreement, the Plan and this Agreement.

(j)	The Optionee understands and acknowledges that, if and when he exercises the Option, (a) any writing evidencing the Common Units (or evidencing any other securities issued with respect thereto pursuant to any unit split, unit dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Management Investor Rights Agreement, the Company has no obligation to register the Common Units or file any registration statement under federal or state securities laws.